Exhibit 99.1

This Statement on Form 3 is filed jointly by XPDI Sponsor LLC, Energy & Power Transition Partners, LLC and XMS XPDI Sponsor Holdings, LLC. The principal business address of each of these reporting persons is 321 North Clark Street, Suite 2440, Chicago, IL 60654.

Name of Designated Filer: XPDI Sponsor LLC

Date of Event Requiring Statement: February 9, 2021

Issuer Name and Ticker or Trading Symbol: Power & Digital Infrastructure Acquisition Corp. (Nasdaq: XPDI)

XPDI SPONSOR LLC

By: Energy & Power Transition Partners, LLC
Its: Managing Member

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Managing Member

By: XMS XPDI Sponsor Holdings, LLC
Its: Managing Member

By:	/s/ Theodore J. Brombach
Name:	Theodore J. Brombach
Title:	Managing Member

ENERGY & POWER TRANSITION PARTNERS, LLC

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Managing Member

XMS XPDI SPONSOR HOLDINGS, LLC

By:	/s/ Theodore J. Brombach
Name:	Theodore J. Brombach
Title:	Managing Member